Exhibit 15(b)

July 30, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated July 30, 2012 on our review of condensed consolidated interim financial information of Tucson Electric Power Company (the "Company") for the three and six month periods ended June 30, 2012 and 2011 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2012, is incorporated by reference in its Registration Statement on Form S-3 dated May 10, 2012 (No. 333-181305-01).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP